UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2007

OPSWARE INC.

(Exact name of Registrant as specified in its charter)

000-32377	Delaware	94-3340178
(Commission	(State or other jurisdiction	(IRS Employer
File Number)	of incorporation)	Identification No.)

599 N. Mathilda Avenue, Sunnyvale, CA		94085
(Address of principal executive offices)		(Zip Code)

(408) 744-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.            RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 6, 2007, Opsware Inc. issued a press release announcing its results for its fourth fiscal quarter and full year ended January 31, 2007. A copy of the press release is attached as Exhibit 99.01 to this report.

The information contained in this report and exhibit attached hereto are being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

In addition to the GAAP financial measures disclosed in the press release, the registrant included certain non-GAAP financial measures within the meaning of Regulation G related to its net income, net income per share and operating margin. The registrant’s management believes that these non-GAAP better reflect their core operating results and thus are appropriate to enhance the overall understanding of past financial performance and also prospects for the future.  These adjustments are made with the intent of providing both management and investors a more complete understanding of the registrant’s underlying operational trends and our performance. The registrant’s management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Exhibit Title
99.01	Press Release dated March 6, 2007 issued by Opsware Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2007	OPSWARE INC.

	By:	/s/ David F. Conte
David F. Conte
Chief Financial Officer
(Duly Authorized Officer and Principal
Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.01	Press Release dated March 6, 2007 issued by Opsware Inc.